SASKATCHEWAN

Further Estimates

Fiscal Year Ending March 31, 2006

Further Estimates
Agriculture and Food
 Vote 1
(in thousands of dollars)

		Estimated 2005-06
Development and Technology Transfer (AG07)
Promotes the development, expansion and diversification of the agriculture production and manufacturing industry by providing production, processing, business and adaptation support, the demonstration of new technologies, and community, regional and institutional development
It also delivers the Canadian Agricultural Skills Service Program (CASS) under the
Agricultural Policy Framework Agreement

Classification by Type	2005-06
Salaries	250
Supplier and Other Payments	482
		732

Further Estimates
Learning
 Vote 5
(in thousands of dollars)

		Estimated 2005-06
K-12 Education (LR03)

Provides financial, program and administrative support to students, teachers and school boards in the development, delivery and evaluation of programs. It also provides operating and capital transfer payments to school divisions for the delivery of education services and career development supports

Allocations
School Operating		24,500

Classification by Type	2005-06
Transfers for Public Services	24,500
		24,500

Teachers' Pensions and Benefits (LR04)

Provides for Government's contribution for teachers' pensions and benefits. The Teachers' Superannuation
Commission administers the Teachers' Superannuation Plan, the Teachers' Dental Plan and the Teachers' Group
Life Insurance Plan. The Saskatchewan Teachers' Retirement Plan and the Teachers' Extended Health Plan are
administered by the Saskatchewan Teachers' Federation

Allocations
Teachers' Superannuation Plan (Statutory)		962
Teachers' Group Life Insurance (Statutory)		63
Saskatchewan Teachers' Retirement Plan (Statutory)		1,431
Teachers' Extended Health Plan		2,499

Classification by Type	2005-06
Transfers for Public Services - Pensions and Benefits	4,955
This subvote includes "Statutory" amounts. The amount "To Be Voted" is $2,499K		4,955

Further Estimates
Supplementary Information

The full set of Financial Statements and Schedules included in the 2005-06 Main Estimates are provided as supplementary information. Changes to the Statements and Schedules as a result of the Further Estimates are shown in blue . Only the changes are shown in blue , calculation results are not shown in blue . The following supplementary information includes:

Agriculture and Food (Vote 1): Development and Technology Transfer (AG07)
Learning (Vote 5): K-12 Education (LR03)
                                 Teachers' Pensions and Benefits (LR04)
Fiscal Stabilization Fund (Vote 71)
Statement of Operations and Accumulated Deficit
Statement of Change in Net Debt *
Fiscal Stabilization Fund
Statement of Cash Flow
Schedule of Revenue
Schedule of Expense
Schedule of Operating Expense by Classification
Schedule of 2005-06 Department Operating Expense by Classification
Schedule of Capital Activities
   - Capital Asset Acquisitions by Activity *
   - Capital Transfer Payments by Activity *
Schedule of Capital Assets *
Summary of Budgetary Appropriation and Expense
Schedule of Lending and Investing Activities
   - Receipts *
   - Disbursements *
Schedule of Borrowing Requirements
Schedule of Debt
Schedule of Guaranteed Debt *

* No change is required to this Statement/Schedule as a result of the Further Estimates.

SASKATCHEWAN

Further Estimates
Agriculture and Food

Vote 1

The mandate of the Department is to foster a commercially viable, self-sufficient, and sustainable agriculture and food sector. Working with individuals, businesses, communities, and governments, the Department will assist farmers and ranchers, encourage higher value production and processing and promote sustainable economic development in rural Saskatchewan.

Summary of Appropriation and Expense
(in thousands of dollars)

	Estimated 2005-06	Estimated 2004-05
Central Management and Services	5,796	5,568
Policy and Planning	5,833	5,481
Research and Technology	13,222	13,608
Development and Technology Transfer	14,396	11,283
Inspection and Regulatory Management	3,516	3,368
Land Management	3,488	3,638
Farm Stability and Adaptation	98,776	101,526
Industry Assistance	3,819	3,142
Financial Programs	4,124	4,744
Crop Insurance	112,090	111,524
Total Appropriation	265,060	263,882
Capital Asset Acquisitions	(150)	(570)
Capital Asset Amortization	175	110
Total Expense	265,085	263,422

FTE Staff Complement
Department	398.5	397.5
Revolving Fund	124.1	124.1
	522.6	521.6

For Comparative purposes, figures shown for the 2004-05 have been restated to be consistent with the presentation of the 2005-06 Estimates. The Restatement Schedule, provided in the Supplementary Information Section, presents an itemized reconciliation of appropriations and staff complements.

The "Total Appropriation" includes the estimated "to be voted" and "statutory" amounts. The "Total Expense" excludes the appropriation required for the Department's capital asset acquisitions and includes the amortization of the Department's existing capital assets.

Further Estimates
Agriculture and Food
 Vote 1 - Continued
(in thousands of dollars)

			Estimated 2005-06	Estimated 2004-05
Development and Technology Transfer (AG07)

Promotes the development, expansion and diversification of the agriculture production and manufacturing industry by providing production, processing, business and adaptation support, the demonstration of new technologies, and community, regional and institutional development. It also delivers the Canadian Agricultural Skills Service Program (CASS) under the Agricultural Policy
Framework Agreement

Classification by Type	2005-06	2004-05
Salaries	9,868	8,549
Supplier and Other Payments	4,528	2,434
Capital Asset Acquisitions	--	300
			14,396	11,283

SASKATCHEWAN

Further Estimates
Learning

Vote 5

The mandate of the Department is to advance the social, economic and personal well-being of Saskatchewan people. The Department accomplishes this mandate through leadership and support programs from Early Childhood Development, through Pre- Kindergarten to Grade 12, to technical training and post-secondary education, and public library services. The Department provides responsive leadership to meet the learning and development needs of Saskatchewan children, youth and adults, and to meet the employment needs of the provincial labour market.

Summary of Appropriation and Expense
(in thousands of dollars)

	Estimated 2005-06	Estimated 2004-05
Central Management and Services	12,812	13,397
Post-Secondary Education	396,763	386,853
K-12 Education	606,864	577,781
E-Learning	6,999	6,718
Training Programs	33,651	31,798
Student Support Programs	69,513	70,886
Provincial Library	8,581	8,529
Early Childhood Development	3,306	3,320
Education Property Tax Relief	55,050	--
Total Appropriation	1,193,539	1,099,282
Capital Asset Acquisitions	(1,045)	(5,519)
Capital Asset Amortization	3,503	3,377
Total Expense	1,195,997	1,097,140

Teacher's Pensions and Benefits	160,129	119,123
Total Appropriation	1,353,668	1,218,405

FTE Staff Complement
Department	522.2	522.2
Revolving Fund	29.1	29.1
	551.3	551.3

For Comparative purposes, figures shown for the 2004-05 have been restated to be consistent with the presentation of the 2005-06 Estimates. The Restatement Schedule, provided in the Supplementary Information Section, presents an itemized reconciliation of appropriations and staff complements.

The "Total Appropriation" includes the estimated "to be voted" and "statutory" amounts. The "Total Expense" excludes the appropriation required for the Department's capital asset acquisitions and includes the amortization of the Department's existing capital assets.

Further Estimates
Learning
Vote 5 - Continued
(in thousands of dollars)

			Estimated 2005-06	Estimated 2004-05
K-12 Education (LR03)
Provides financial, program and administrative support to students, teachers and school boards in the development, delivery and evaluation of programs. It also provides operating and capital transfer payments to school divisions for the delivery of education services and career development supports

Allocations
Operational Support			4,072	4,284
School Operating			552,400	527,900
School Division Restructuring			4,500	--
School Capital Transfers			26,655	26,030
School Capital - Debenture Interest Payments			650	1,520
Curriculum Instruction			3,056	2,996
Regional Services			8,974	8,884
Official Minority Language Office			5,968	5,870
Educational Agencies			589	297

Classification by Type	2005-06	2004-05
Salaries	10,982	11,319
Supplier and Other Payments	6,054	3,638
Capital Asset Acquisitions	--	2,255
Transfers for Public Services	562,973	534,339
Transfers for Public Services - Capital	26,655	26,030
Transfers to Individuals	200	200
			606,864	577,781

Teachers' Pensions and Benefits (LR04)

Provides for Government's contribution for teachers' pensions and benefits. The Teachers'
Superannuation Commission administers the Teachers' Superannuation Plan, the Teachers' Dental
Plan and the Teachers' Group Life Insurance Plan. The Saskatchewan Teachers' Retirement Plan and
the Teachers' Extended Health Plan are administered by the Saskatchewan Teachers' Federation.

Allocations
Teachers' Superannuation Commission			1,343	1,418
Teachers' Superannuation Plan (Statutory)			95,632	62,780
Teachers' Group Life Insurance (Statutory)			1,747	1,635
Teachers' Dental Plan			8,820	8,400
Saskatchewan Teachers' Retirement Plan (Statutory)			39,469	34,580
Teachers' Extended Health Plan			13,118	10,310

Classification by Type	2005-06	2004-05

Salaries	576	612
Supplier and Other Payments	767	806
Transfers for Public Services - Pensions and Benefits	158,786	117,705
This subvote includes “Statutory” amounts. The amount “To Be Voted” is $23,281K			160,129	119,123

SASKATCHEWAN

Further Estimates
Fiscal Stabilization Fund

Vote 71

The Fiscal Stabilization Fund is created by legislation to stabilize the fiscal position of the Province from year to year in order to improve long-term fiscal planning. Fiscal stabilization occurs by transferring money between the Fiscal Stabilization Fund and the General Revenue Fund.

Summary of Appropriation and Expense
(in thousands of dollars)

	Estimated 2005-06	Estimated 2004-05
Fiscal Stabilization Transfer	(174,455)	(171,100)
	(174,455)	(171,100)	[1]

1 2004-05 is adjusted by $13.0M due to Further Estimates.

Further Estimates
Fiscal Stabilization Fund
Vote 71 - Continued
(in thousands of dollars)

			Estimated 2005-06	Estimated 2004-05
Fiscal Stabilization Transfer (FS01)
This is a transfer of money between the General Revenue Fund (GRF) and the Fiscal Stabilization
Fund (FSF). This transfer isintended to stabilize the fiscal position of the Province to facilitate long-
term fiscal planning.
Classification by Type	2005-06	2004-05
GRF Transfer to (from) the FSF	(174,455)	(171,100)
			(174,455)	(171,100)	[1]

1 2004-05 is adjusted by $13.0M due to Further Estimates.

Further Estimates - Supplementary Information
Statement of Operations and Accumulated Deficit
(in thousands of dollars)

	Estimated 2005-06		Forecast 2004-05	Estimated 2004-05
Revenue	7,007,532		7,713,900	6,590,500
Operating Expense	6,593,918		6,481,052	6,147,533	[1]

Operating Surplus	413,614		1,232,848	442,967
Debt Servicing	(588,000)		(590,000)	(614,000)
Transfer from (to) Fiscal Stabilization Fund	174,455		(353,500)	171,100
Surplus for the Year	69		289,348	67
Accumulated Deficit, Beginning of Year	(5,179,793)		(5,469,141)	(5,469,141)
Transfer of Saskatchewan Property Management
Corporation Equity	337,917	[2]	--	--
Accumulated Deficit, End of Year	(4,841,807)		(5,179,793)	(5,469,074)
[1]	2004-05 includes $13.0M provided to the Department of Health by Further Estimates.
[2]	For 2005-06, the Saskatchewan Property Management Corporation is disestablished and its assets and liabilities are transferred to the General Revenue Fund. The equity of the Corporation includes non-financial assets of $388,479K and net financial liabilities of $50,562K.

Statement of Change in Net Debt
(in thousands of dollars)

	Estimated 2005-06		Forecast 2004-05		Estimated 2004-05
Annual Surplus	69		289,348		67
Acquisition of Capital Assets	(194,315)		(150,106)		(146,781)
Amortization of Capital Assets	141,991		106,248		104,263
(Increase) Decrease in Net Debt from Operations	(52,255)		245,490		(42,451)
Change due to transfer from government organizations	(50,562)	[1]	(157,682)	[2]	(151,872)	[2]
Net Debt at Beginning of Year	(6,968,418)		(7,056,226)		(7,056,226)
Net Debt at End of Year	(7,071,235)		(6,968,418)		(7,250,549)
[1]	This change reflects the transfer of the net financial liabilities of the Saskatchewan Property Management Corporation to the General Revenue Fund.
[2]	This change reflects the cancellation of General Revenue Fund loans to the Saskatchewan Opportunities Corporation in exchange for capital assets of comparable value.

Fiscal Stabilization Fund
(in thousands of dollars)

	Estimated 2005-06	Forecast 2004-05	Estimated 2004-05
Fiscal Stabilization Fund, Beginning of Year	719,500	366,000	366,000
Transfer to General Revenue Fund	(174,455)	353,500	(171,100)
Fiscal Stabilization Fund, End of Year	545,045	719,500	194,900

Further Estimates - Supplementary Information
Statement of Cash Flow
(in thousands of dollars)

	Estimated 2005-06	Forecast 2004-05	Estimated 2004-05
Operating Activities
Surplus for the Year	69	289,348	67
Add Non-cash Items
Amortization of Foreign Exchange Loss	1,859	1,659	4,596
Amortization of Capital Assets	141,991	106,248	104,263
Loss (Gain) on Loans and Investments	864	(4,073)	1,385
Net Change in Non-cash Operating Activities	(86,936)	(28,647)	(184,345)
Earnings Retained in Sinking Funds	(42,789)	(40,459)	(45,871)
Cash Provided by (used for) Operating Activities	15,058	324,076	(119,905)

Capital Activities
Acquisition of Capital Assets	(194,315)	(150,106)	(146,781)
Cash Provided by (used for) Capital Activities	(194,315)	(150,106)	(146,781)

Lending and Investing Activities
Receipts	419,256	447,728	446,215
Disbursements	(654,647)	(608,003)	(421,952)
Cash Provided by (used for) Lending and Investing Activities	(235,391)	(160,275)	24,263

Financing Activities
Borrowing	1,338,438	1,037,114	1,449,736
Debt Repayment	(1,050,253)	(1,429,144)	(1,343,502)
Increase (Decrease) in Deposits Held	(174,455)	365,315	(191,100)
Cash Provided by (used for) Financing Activities	113,730	(26,715)	(84,866)
(Decrease) Increase in Cash [1]	(300,918)	(13,020)	(327,289)

[1]	Cash also includes temporary, short-term (less than 30 days) investments.

Further Estimates - Supplementary Information
Schedule of Revenue
(in thousands of dollars)

	Estimated 2005-06	Forecast 2004-05	Estimated 2004-05
Taxes
Corporation Capital	373,700	367,300	357,300
Corporation Income	322,100	257,700	249,800
Fuel	365,400	363,100	363,100
Individual Income	1,361,900	1,327,000	1,292,200
Sales	1,019,000	991,700	1,016,700
Tobacco	169,000	182,000	184,200
Other	84,100	82,600	80,600
Taxes	3,695,200	3,571,400	3,543,900
Non-Renewable Resources
Natural Gas	191,400	212,300	138,400
Oil	656,300	901,200	400,800
Potash	293,000	280,600	125,200
Other	51,400	49,600	43,000
Non-Renewable Resources	1,192,100	1,443,700	707,400
Transfers from Crown Entities
Crown Investments Corporation of Saskatchewan	175,000	268,000	250,000
Saskatchewan Liquor and Gaming Authority	330,700	348,000	365,400
Other Enterprises and Funds	40,300	48,400	48,700
Transfers from Crown Entities	546,000	664,400	664,100
Other Revenue
Fines, Forfeits and Penalties	13,100	10,900	11,700
Interest, Premium, Discount and Exchange	45,900	53,100	47,600
Motor Vehicle Fees	125,700	121,000	127,100
Other Licences and Permits	46,100	54,500	44,800
Sales, Services and Service Fees	83,400	83,200	84,500
Transfers from Other Governments	16,600	16,600	15,700
Other	16,000	29,700	18,000
Other Revenue	346,800	369,000	349,400
Own-Source Revenue	5,780,100	6,048,500	5,264,800
Transfers from the Government of Canada
Canada Health Transfer	551,900	453,100	419,400
Canada Social Transfer	299,700	263,500	259,300
Health Reform Transfer	108,500	46,900	46,700
Equalization Payments	82,000	581,600	442,500
Other	185,332	320,300	157,800
Transfers from the Government of Canada	1,227,432	1,665,400	1,325,700
Revenue	7,007,532	7,713,900	6,590,500

Further Estimates - Supplementary Information
Schedule of Expense
(in thousands of dollars)

	Estimated 2005-06	Forecast 2004-05	Estimated 2004-05
Executive Branch of Government
Agriculture and Food	265,085	404,792	263,422
Community Resources and Employment	637,510	602,766	602,766
Corrections and Public Safety	123,196	119,883	118,887
Culture, Youth and Recreation	57,206	57,875	42,161
Environment	172,036	137,697	161,671
Executive Council	8,303	7,733	7,362
Finance	39,914	37,110	37,393
- Public Service Pensions and Benefits[1]	213,874	208,660	204,263
First Nations and Metis Relations	42,502	45,861	45,861
Government Relations	161,488	147,302	149,247
Health	2,892,799	2,778,928	2,700,416	[2]
Highways and Transportation	260,353	259,805	252,285
Industry and Resources	62,385	72,273	55,764
Information Technology Office	4,587	4,324	2,609
Justice[3]	211,932	202,592	199,907
Labour	14,770	14,201	14,201
Learning	1,195,997	1,165,665	1,097,140
- Teachers' Pensions and Benefits	160,129	133,148	119,123
Northern Affairs	5,487	5,280	5,232
Property Management	11,036	--	--
Public Service Commission	8,761	8,351	8,351
Rural Development	6,626	6,357	6,357
Saskatchewan Property Management Corporation	--	24,278	16,808
Saskatchewan Research Council	8,190	7,779	7,779

Legislative Branch of Government
Chief Electoral Officer	791	814	761
Children's Advocate	1,206	1,150	1,150
Conflict of Interest Commissioner	122	122	122
Information and Privacy Commissioner	488	387	387
Legislative Assembly	19,539	18,583	18,772
Ombudsman	1,666	1,581	1,581
Provincial Auditor	5,940	5,755	5,755
Operating Expense	6,593,918	6,481,052	6,147,533
Debt Servicing	588,000	590,000	614,000
Expense	7,181,918	7,071,052	6,761,533

[1]	Includes public service pension expenses related to all branches of government (executive, legislative and judicial).
[2]	2004-05 includes $13.0M provided by Further Estimates.
[3]	Includes expenses for the judicial branch of government.

Further Estimates - Supplementary Information
Schedule of Operating Expense by Classification
(in thousands of dollars)

	Estimated 2005-06	Percentage of Total	Forecast 2004-05	Percentage of Total	Estimated 2004-05
Government Delivered Programs

Salaries	577,279	8.8	531,994	8.2	526,449
Supplier and Other Payments	417,726	6.3	425,189	6.6	418,899
Pensions and Benefits	212,700	3.2	203,627	3.1	199,242
Amortization	132,134	2.0	106,248	1.6	104,263
Government Delivered Programs	1,339,839	20.3	1,267,058	19.5	1,248,853

Transfers

Transfers for Public Services
- Operating	3,976,581	60.3	3,808,616	58.8	3,754,557
- Pensions and Benefits	158,786	2.4	131,730	2.0	117,705
- Capital	132,579	2.0	250,473	3.9	139,530
Transfers for Public Services	4,267,946	64.7	4,190,819	64.7	4,011,792
Transfers to Individuals	986,133	15.0	1,023,175	15.8	886,888
Transfers	5,254,079	79.7	5,213,994	80.5	4,898,680
Operating Expense	6,593,918	100.0	6,481,052	100.0	6,147,533

Effective April 1, 2005, the Saskatchewan Property Management Corporation (SPMC) is disestablished and responsibility for its activities are transferred to the Department of Property Management. For 2004-05, the General Revenue Fund grant to SPMC was classified as a transfer payment and SPMC’s charges to departments for accommodation and services were classified as supplier and other payments. For 2005-06 these similar expenses are classified as salaries, supplier and other payments and amortization.

Further Estimates - Supplementary Information
Schedule of 2005-06 Department Operating Expense by Classification
(in thousands of dollars)

	Government Delivered Programs				Transfers				Expense Recovery
		Supplier			Transfers for Public Service
		and Other	Pensions/			Pensions/		Transfers to	Internal	External
Vote	Salaries	Payments	Benefits	Amortization	Operating	Benefits	Capital	Individuals	Recoveries	Recoveries	Expense
Executive Branch of Government
Agriculture and Food	22,369	15,093	--	175	41,467	--	--	186,131	(150)	--	265,085
Community Resources and Employment	99,244	40,265	--	1,334	54,630	--	--	442,037	--	--	637,510
Corrections and Public Safety	86,510	29,863	--	141	5,106	--	--	1,576	--	--	123,196
Culture, Youth and Recreation	6,028	13,126	--	20	38,032	--	--	--	--	--	57,206
Environment	54,666	88,744	--	4,085	21,690	--	2,851	--	--	--	172,036
Executive Council	6,025	2,274	--	4	--	--	--	--	--	--	8,303
Finance[1]	21,381	17,770	212,700	1,937	--	--	--	--	--	--	253,788
First Nations and Metis Relations	2,315	1,165	--	--	28,780	--	--	10,242	--	--	42,502
Government Relations	10,161	7,287	--	3	102,039	--	41,998	--	--	--	161,488
Health	36,251	41,894	--	757	2,550,231	--	56,700	206,966	--	--	2,892,799
Highways and Transportation	55,053	115,870	--	94,430	--	--	--	--	--	(5,000)	260,353
Industry and Resources	18,721	11,656	--	4,622	27,335	--	--	51	--	--	62,385
Information Technology Office	6,021	9,152	--	--	--	--	--	--	(10,586)	--	4,587
Justice[2]	57,151	36,334	--	480	103,497	--	--	15,996	(1,526)	--	211,932
Labour	10,750	3,994	--	26	--	--	--	--	--	--	14,770
Learning	27,193	23,623	--	3,503	991,620	158,786	31,030	120,371	--	--	1,356,126
Northern Affairs	2,419	1,178	--	7	600	--	--	1,283	--	--	5,487
Property Management	37,813	157,904	--	30,149	--	--	--	--	(152,726)	(62,104)	11,036
Public Service Commission	6,619	2,001	--	141	--	--	--	--	--	--	8,761
Rural Development	2,365	1,066	--	--	1,715	--	--	1,480	--	--	6,626
Saskatchewan Research Council	--	--	--	--	8,190	--	--	--	--	--	8,190

Legislative Branch of Government
Chief Electoral Officer	435	356	--	--	--	--	--	--	--	--	791
Children's Advocate	892	314	--	--	--	--	--	--	--	--	1,206
Conflict of Interest Commissioner	70	52	--	--	--	--	--	--	--	--	122
Information and Privacy Commissioner	277	211	--	--	--	--	--	--	--	--	488
Legislative Assembly	11,187	6,607	--	96	1,649	--	--	--	--	--	19,539
Ombudsman	1,292	374	--	--	--	--	--	--	--	--	1,666
Provincial Auditor	4,053	1,806	--	81	--	--	--	--	--	--	5,940
	587,261	629,979	212,700	141,991	3,976,581	158,786	132,579	986,133	(164,988)	(67,104)	6,593,918

Adjustment for Internal Recoveries	--	(164,988)	--	--	--	--	--	--	164,988	--	--
Adjustment for External Recoveries	(9,982)	(47,265)	--	(9,857)	--	--	--	--	--	67,104	--

Operating Expense	577,279	417,726	212,700	132,134	3,976,581	158,786	132,579	986,133	--	--	6,593,918

¹	Includes public service pension expenses related to all branches of government (executive, legislative and judicial).
²	Includes expenses for the judicial branch of government.

Further Estimates - Supplementary Information
Schedule of Capital Activities
(in thousands of dollars)

Capital Asset Acquisitions by Activity	Estimated 2005-06	Forecast 2004-05	Estimated 2004-05

Agriculture and Food
General Office Assets	150	200	270
Dairy Laboratory Equipment	--	--	300
Community Resources and Employment
General Office Assets	400	255	255
Shelter Supplements - Systems Development	--	900	900
Income Support - Call Centres	550	--	--
Corrections and Public Safety
General Office Assets	1,015	--	--
Regina Provincial Correctional Centre	3,893	--	--
Adult Corrections Facilities	55	55	55
Young Offender Facilities	325	25	25
Environment
General Office Assets	250	363	363
Parks Infrastructure and Equipment	1,275	850	1,597
Forest Fire Infrastructure and Equipment	19,240	5,385	1,000
Executive Council
General Office Assets	--	--	25
Finance
General Office Assets	1,233	377	33
Central Financial Systems Development	4,000	3,409	3,409
Health
General Office Assets	175	287	275
Provincial Laboratory Infrastructure and Equipment	1,549	913	--
Highways and Transportation
General Office Assets	1,300	--	--
Ferry Machinery and Equipment	102	200	100
Highways Machinery and Equipment	7,500	6,650	6,750
Airport Capital	107	--	--
Highways and Transportation Capital
Infrastructure Rehabilitation	43,481	39,613	43,093
Highways and Bridges - Infrastructure	78,367	78,004	78,840
Strategic Rural Roads Partnership Program	3,250	6,656	3,632
Industry and Resources
Geological Core Laboratory	860	50	50
Justice
General Office Assets	625	170	250
Labour
General Office Assets	--	20	20
Learning
K-12 Education - Systems Development	--	2,255	2,255
Post-Secondary - Systems Development	1,045	3,264	3,264
Legislative Assembly
General Office Assets	--	205	20
Provincial Auditor
General Office Assets	73	--	--
Property Management
Major Capital Assets	23,495	--	--
Capital Asset Acquisitions	194,315	150,106	146,781

Further Estimates - Supplementary Information
Schedule of Capital Activities
(in thousands of dollars)

Capital Transfer Payments by Activity	Estimated 2005-06	Forecast 2004-05	Estimated 2004-05

Environment
Saskatchewan Watershed Authority - Water Control Structures	2,851	3,222	3,222
Government Relations
Transit Vehicles for the Disabled	275	275	275
Rural Revenue Sharing - Roads and Other Infrastructure	3,450	3,250	3,250
Canada-Saskatchewan Infrastructure Program	22,658	19,458	22,658
Government House Redevelopment	--	1,250	1,250
Municipal Rural Infrastructure Fund	9,215	--	--
Canada Strategic Infrastructure Fund	5,900	4,600	4,600
Urban Development Agreements	500	--	--
Health
Health Facilities	36,500	31,085	22,085
Medical Equipment	20,200	49,637	18,000
Highways and Transportation
Highways Facilities	--	800	800
Learning
K-12 Facilities	26,655	32,351	26,030
Post-Secondary Facilities	4,375	82,675	22,960
Saskatchewan Property Management Corporation
Government Buildings and Facilities	--	21,870	14,400
Capital Transfer Payments	132,579	250,473	139,530
Capital Activities	326,894	400,579	286,311

Schedule of Capital Activities
(in thousands of dollars)

Capital Asset Categories	Forecast March 31, 2005 Net Book Value[1]	Estimated Acquisitions	Estimated Amortization		Estimated Transfers[2]	Estimated March 31, 2006 Net Book Value[1]
Infrastructure	1,379,974	127,743	(88,661)		610	1,419,666
Land, Buildings and Improvements	240,709	19,929	(23,808)		335,818	572,648
Machinery and Equipment	57,973	22,792	(19,584)		473	61,654
Transportation Equipment	11,417	6,851	(1,639)		41,168	57,797
Office and Information Technology	41,860	17,000	(8,299)		2,438	52,999
Capital Assets	1,731,933	194,315	(141,991)	[3]	380,507	2,164,764
[1]	Net Book Value is the cost of the capital assets less the accumulated amortization.
[2]	Transfers are capital assets transferred to the General Revenue Fund from Saskatchewan Property Management Corporation upon its disestablishment on April 1, 2005.
[3]	This amount includes $9,857K that is charged to external clients and is net budgeted.

Further Estimates - Supplementary Information
Summary of Budgetary Appropriation and Expense
(in thousands of dollars)

	Voted 2005-06	Statutory 2005-06	Estimated 2005-06	Forecast 2004-05	Estimated 2004-05
Executive Branch of Government
Agriculture and Food	264,931	129	265,060	404,882	263,882
Community Resources and Employment	637,126	--	637,126	602,254	602,254
Corrections and Public Safety	128,343	--	128,343	119,823	118,827
Culture, Youth and Recreation	57,186	--	57,186	57,855	42,141
Environment	187,067	1,649	188,716	141,963	162,380
Executive Council	7,609	690	8,299	7,721	7,371
Finance	149,187	107,897	257,084	248,699	244,274
First Nations and Metis Relations	42,502	--	42,502	45,861	45,861
Government Relations	157,485	4,000	161,485	147,299	149,244
Health	2,893,766	--	2,893,766	2,779,395	2,700,095 [1]
Highways and Transportation	174,932	--	174,932	175,102	169,182
Highways and Transportation Capital	125,098	--	125,098	124,273	125,565
Industry and Resources	58,623	--	58,623	67,630	51,121
Information Technology Office	4,587	--	4,587	4,324	2,609
Justice[2]	203,287	8,790	212,077	202,308	199,823
Labour	14,744	--	14,744	14,187	14,187
Learning	1,216,795	136,873	1,353,668	1,300,955	1,218,405
Northern Affairs	5,480	--	5,480	5,273	5,225
Property Management	34,469	--	34,469	--	--
Public Service Commission	8,620	--	8,620	8,210	8,210
Rural Development	6,626	--	6,626	6,357	6,357
Saskatchewan Property Management Corporation	--	--	--	24,278	16,808
Saskatchewan Research Council	8,190	--	8,190	7,779	7,779
Legislative Branch of Government
Chief Electoral Officer	--	791	791	814	761
Children's Advocate	1,077	129	1,206	1,150	1,150
Conflict of Interest Commissioner	122	--	122	122	122
Information and Privacy Commissioner	488	--	488	387	387
Legislative Assembly	6,571	12,872	19,443	18,673	18,695
Ombudsman	1,538	128	1,666	1,581	1,581
Provincial Auditor	5,802	130	5,932	5,755	5,755
Operating Appropriation	6,402,251	274,078	6,676,329	6,524,910	6,190,051
Servicing Government Debt	--	588,000	588,000	590,000	614,000
Budgetary Appropriation	6,402,251	862,078	7,264,329	7,114,910	6,804,051
Acquisition of Capital Assets			(194,315)	(150,106)	(146,781)
Amortization of Capital Assets (not voted)			111,904 [3]	106,248	104,263
Budgetary Expense			7,181,918	7,071,052	6,761,533
[1]	2004-05 includes $13.0M provided by Further Estimates.
[2]	Includes expenses for the judicial branch of government.
[3]	For 2005-06, the total amortization on capital assets is $141,991K. The presented amount excludes amortization of $9,857K billed to clients outside of the General Revenue Fund that receive services from Government Departments and $20,230K charged to client government departments which is provided for in each department’s voted appropriation.

Further Estimates - Supplementary Information
Schedule of Lending and Investing Activities
(in thousands of dollars)

Receipts	Estimated 2005-06	Forecast 2004-05	Estimated 2004-05

Crown Corporations - Loan Repayments
Agricultural Credit Corporation of Saskatchewan	--	9,100	9,191
Information Services Corporation of Saskatchewan	10,000	11,900	8,200
Municipal Financing Corporation of Saskatchewan	5,000	9,391	9,391
Saskatchewan Crop Insurance Corporation	33,000	--	12,000
Saskatchewan Power Corporation	86,312	149,929	149,929
Saskatchewan Telecommunications Holding Corporation	35,000	14,497	14,497
Saskatchewan Water Corporation	7,618	764	764
SaskEnergy Incorporated	126,195	45,757	30,457
Crown Corporations - Loan Repayments	303,125	241,338	234,429
Other - Loan Repayments
Agriculture and Food	4,299	3,173	4,820
Highways and Transportation	18	--	--
Learning	45,000	45,000	46,200
Northern Affairs	1,547	1,473	1,798
Rural Development	6,454	5,640	4,884
Federal/Municipal	5	5	10
Other Receipts	19	18	18
Other - Loan Repayments	57,342	55,309	57,730
Loan Repayments	360,467	296,647	292,159
Investment Receipts
Sinking Fund Contributions from Crown Corporations	27,422	24,200	26,583
Agricultural Land and Improvements	1,500	1,500	1,500
Redemption of Sinking Funds	29,867	125,381	125,973
Investment Receipts	58,789	151,081	154,056
Receipts	419,256	447,728	446,215

Further Estimates - Supplementary Information
Schedule of Lending and Investing Activities
(in thousands of dollars)

Disbursements	Estimated 2005-06	Forecast 2004-05	Estimated 2004-05

Crown Corporations - Loans
Crown Investments Corporation of Saskatchewan	--	--	32,800
Education Infrastructure Financing Corporation	--	--	3,900
Municipal Financing Corporation of Saskatchewan	5,000	7,000	10,000
Saskatchewan Crop Insurance Corporation	--	40,000	--
Saskatchewan Opportunities Corporation	1,700	--	--
Saskatchewan Power Corporation	236,500	350,000	101,600
Saskatchewan Telecommunications Holding Corporation	95,000	--	30,400
Saskatchewan Water Corporation	13,000	3,600	8,800
SaskEnergy Incorporated	137,200	50,000	68,100
Crown Corporations - Loans	488,400	450,600	255,600
Other - Loans
Highways and Transportation	800	880	1,050
Learning	66,000	60,500	66,000
Northern Affairs	2,010	1,510	2,010
Rural Development	8,000	6,000	7,500
Other - Loans	76,810	68,890	76,560
Loans	565,210	519,490	332,160
Investments
Contributions to Sinking Funds	89,037	88,113	89,392
Agricultural Land and Improvements	400	400	400
Investments	89,437	88,513	89,792
Disbursements	654,647	608,003	421,952

Further Estimates - Supplementary Information
Schedule of Borrowing Requirements
(in thousands of dollars)

	Estimated 2005-06	Forecast 2004-05	Estimated 2004-05
Borrowing for Crown Corporations
Crown Investments Corporation of Saskatchewan	--	--	32,800
Education Infrastructure Financing Corporation	--	--	3,900
Municipal Financing Corporation of Saskatchewan	5,000	7,000	10,000
Saskatchewan Crop Insurance Corporation	--	40,000	--
Saskatchewan Opportunities Corporation	1,700	--	--
Saskatchewan Power Corporation	236,500	350,000	101,600
Saskatchewan Telecommunications Holding Corporation	95,000	--	30,400
Saskatchewan Water Corporation	13,000	3,600	8,800
SaskEnergy Incorporated	137,200	50,000	68,100
Borrowing for Crown Corporations	488,400	450,600	255,600
Borrowing for Government	850,038	586,514	1,194,136
Borrowing Requirements	1,338,438	1,037,114	1,449,736

Further Estimates - Supplementary Information
Schedule of Debt
As at March 31
(in thousands of dollars)

	Estimated Gross Debt 2006	Estimated Sinking Funds 2006	Estimated Debt 2006	Forecast Debt 2005	Estimated Debt 2005
Crown Corporation Debt
Crown Investments Corporation of Saskatchewan	--	--	--	--	32,800
Education Infrastructure Financing Corporation	--	--	--	--	3,386
Information Services Corporation of Saskatchewan	38,980	--	38,980	48,980	52,680
Investment Saskatchewan Incorporated	20,919	(6,268)	14,651	14,988	14,988
Municipal Financing Corporation of Saskatchewan	12,000	(107)	11,893	11,947	14,947
Saskatchewan Crop Insurance Corporation	184,000	--	184,000	217,000	165,000
Saskatchewan Housing Corporation	83,004	(4,645)	78,359	79,178	79,167
Saskatchewan Opportunities Corporation	1,700	--	1,700	--	--
Saskatchewan Power Corporation	2,417,537	(176,971)	2,240,566	2,118,281	1,892,154
Saskatchewan Property Management Corporation	--	--	--	3,305	3,326
Saskatchewan Telecommunications Holding Corporation	453,574	(44,544)	409,030	354,278	386,980
Saskatchewan Water Corporation	65,797	(3,607)	62,190	55,578	60,772
SaskEnergy Incorporated	746,934	(31,599)	715,335	702,117	735,456
Crown Corporation Debt	4,024,445	(267,741)	3,756,704	3,605,652	3,441,656
Government Debt	8,398,585	(787,120)	7,611,465	7,579,784	8,285,865
Debt	12,423,030	(1,054,861)	11,368,169	11,185,436	11,727,521
Guaranteed Debt	73,221	--	73,221	71,655	76,123
Debt Plus Guaranteed Debt	12,496,251	(1,054,861)	11,441,390	11,257,091	11,803,644
Crown Corporation Purpose	4,024,965	(267,741)	3,757,224	3,606,177	3,446,788
Government Purpose	8,471,286	(787,120)	7,684,166	7,650,914	8,356,856
Debt Plus Guaranteed Debt	12,496,251	(1,054,861)	11,441,390	11,257,091	11,803,644

Further Estimates - Supplementary Information
Schedule of Guaranteed Debt
As at March 31
(in thousands of dollars)

	Estimated 2006	Forecast 2005	Estimated 2005
Guaranteed Debt for Crown Corporations
The Power Corporation Act
Scotiabank	--	--	4,263
Saskatchewan Power Savings Bonds
Series I to Series VII (matured)	20	25	35
The Saskatchewan Development Fund Act
Guaranteed Investments	400	400	680
The Saskatchewan Telecommunications Act
TeleBonds (matured)	100	100	154
Guaranteed Debt for Crown Corporations	520	525	5,132

Other Guaranteed Debt
The Economic and Co-operative Development Act
Vanguard Inc.	1,250	1,250	--
The Farm Financial Stability Act
Breeder Associations Loan Guarantees	22,000	20,000	18,901
Feeder Associations Loan Guarantees	14,000	12,000	12,219
Agricultural Income Disaster Assistance Program	8	16	12
Individual Feedlot Loan Guarantees	7,000	4,000	2,500
Feedlot Construction Loan Guarantees	5,000	2,000	2,000
Enhanced Feeder Loan Guarantees	1,000	--	1,500
Feedlot Equity Loan Guarantees	3,000	1,000	1,000
The Housing and Special Care Homes Act
Senior Citizens' Housing	35	38	38
The Industry and Commerce Development Act
Saskferco Products Inc	--	--	1,540
The NewGrade Energy Inc. Act
NewGrade Energy Inc.	19,307	30,700	31,230
The Student Assistance and Student Aid Fund Act	101	126	51
Other Guaranteed Debt	72,701	71,130	70,991
Guaranteed Debt	73,221	71,655	76,123